RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		Encana Corporation

3.	Date of Purchase:	August 8, 2007

4.	Underwriter from whom purchased:	Banc of America Securities

5.	Affiliated Underwriter managing or participating in
	underwriting syndicate:	Yes

6.	Is a list of the underwriting syndicates members
	attached?	Yes   X   	No  ___

7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion
	and exercised such discretion with respect to the
	purchase:	15,000,000

8.	Aggregate principal amount of offering:		500,000,000

9.	Purchase price (net of fees and expenses):	99.304

10.	Date offering commenced:	August 8, 2007

11.	Offering price at close of first day on which any sales
	were made:	99.304

12.	Commission, spread or profit:		0.875	%		$_____/share




13.
Have the following conditions been satisfied?						Yes		No
a.
The securities are:



part of an issue registered under the Securities Act of 1933
which is being offered to the public;							X


part of an issue of Government Securities;



Eligible Municipal Securities;



sold in an Eligible Foreign Offering; or


sold in an Eligible Rule 144A offering?



(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)


b.
(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing
security holders of the issuer); OR							X



(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


c.The underwriting was a firm commitment underwriting?					X


d.
The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting
similar securities during the same period (see Attachment for
comparison of spread with comparable recent offerings)?					X



e.
The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous
operation for not less than three years.						X


f.
(1) The amount of the securities, other than those sold in an
Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment
discretion and exercised such discretion with respect
to the purchase, did not exceed 25% of the principal
amount of the offering; OR								X



											Yes		No


(2) If the securities purchased were sold in an Eligible
Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:









(i)	The principal amount of the offering of such class
sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus




(ii)	The principal amount of the offering of such class in any
concurrent pubic offering?


g.

(1) No affiliated underwriter of the Fund was a direct or indirect
participant in or beneficiary of the sale; OR						X



(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?



h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly
reports to the Board?									X



Approved:		Date:



Underwriting Syndicates Members


ABN AMRO Incorporated
Banc of America Securities LLC
Barclays Capital
BNP Paribas
Citi
Credit Suisse
Deutsche Bank Securities
HSBC
JPMorgan
Lazard Capital Markets
Lehman Brothers
Merrill Lynch & Co.
Mizuho Securities USA Inc.
Morgan Stanley
RBS Greenwich Capital
Societe Generale
UBS Investment Bank




Schedule G
Comparable Form
Encana 30y


RULE 10f3 REPORT FORM

Additional Information regarding Item (g) commission or spread comparable recent offerings:


			Comparison # 1		Comparison # 2		Comparison # 3		Comparison # 4

Security		KimberlyClark		Burlington Northern
			6.625 8/1/2037		6.15 5/1/2037

			Cusip 			Cusip
			494368BC6		12189TAZ7


Date Offered		7/25/07			4/10/07


Offering Price 		98.946			99.913


Spread ($)


Spread (%)		.875			.875


Type of Security	Note			Debenture


Rating or Quality	A2/A+			Baa1/BBB


Size of Issue		700,000,000		650,000,000


Total Capitalization
of Issuer		29.6B			28.2B


Note: Minimum of two comparisons must be completed for each purchase.
B1